Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2002-HE2

Monthly Period	May1, 2003 through May 31, 2003
Payment Date	June 25, 2003

Aggregate Amount Collected for the Collection Period
	Interest	$3,773,031.88
	Principal Collections	$55,043,889.21
	Substition Amounts	$—
	Additional Draws	$38,765,664.88
Application of Collected Amounts
Applied in the following order of priority:
(i)	Enhancer Premium		$150,000.00
(ii)	Noteholder’s Interest		$1,691,666.67
	Payment for Additional Balance		$2,294,007.45
(iii)	Principal Collections to Funding Account		$13,984,767.32
(iv)	Excess Spread (during Revolving)		$1,931,365.22
(v)	Excess Spread (during AP)		$—
(vi)	Additional Balance Increase Payment from Excess Spread		$—
(vii)	Noteholder’s Principal Distribution		$—
(viii)	Enhancer for Prior Draws		$—
(ix)	Liquidation Loss Amount		$—
(x)	Enhancer		$—
(xi)	Interest Shortfalls		$—
(xii)	Indenture Trustee		$—
(xiii)	Certificates		$—
Balances
				Percentage Interest
	Beginning Note Balance		$1,200,000,000.00	99.64%
	Ending Note Balance		$1,200,000,000.00	101.00%
		Change	$—
	Beginning Excluded Amount		$—
	Ending Excluded Amount		$—
		Change	$—
	Beginning Pool Balance		$1,204,352,749.24
	Ending Pool Balance		$1,188,073,974.47
		Change	$16,278,774.77
	Beginning Principal Balance		$1,204,352,749.24
	Ending Principal Balance		$1,188,073,974.47
		Change	$16,278,774.77
	Beginning Additional Balance Increase		$2,294,007.45	0.19%
	Ending Additional Balance Increase		$—	0.00%
		Change	$2,294,007.45

Delinquencies
	#		$
Two statement cycle dates:		4		$509,759.55
Three statement cycle dates:		1		$58,044.68
Four statement cycle dates:		2		$91,860.46
Five statement cycle dates:		—		$—
Six statement cycle dates:		2		$140,002.78
Seven + statement cycle dates:		—		$—
Foreclosures		—		$—
REO		—		$—
Liquidation Loss Amount		1		$(550.44)
Additional Information
Net WAC Rate				3.40%
Overcollateralization Target				$15,140,002.78
Overcollateralization Amount				$9,761,805.57
Funding Account Ending Balance				$21,687,831.10
Gross CPR (1 mo. Annualized)				42.957%
Net CPR (1 mo. Annualized)				15.066%
Draw Rate (1 mo. Annualized)				32.470%
WAM				224.60
AGE				8.89

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrator